       As filed with the Securities and Exchange Commission on May 21, 1999.
                                                      Registration No. 333-49577
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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                           ------------------------------



                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                           ------------------------------
                                AETRIUM INCORPORATED
               (Exact name of registrant as specified in its charter)
                           ------------------------------



                   MINNESOTA                              41-1439182
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)             Identification No.)

                                2350 HELEN STREET
                         NORTH ST. PAUL, MINNESOTA  55109
                                  (651) 704-1800
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
              ------------------------------------------------------

                                  DOUGLAS HEMER
                              Aetrium Incorporated
                                2350 Helen Street
                         North St. Paul, Minnesota  55109
                                  (651) 704-1800
                (Name, address, including zip code, and  telephone
                number, including area code, of agent for service)

                                    COPIES TO:

                              THOMAS C. THOMAS, ESQ.
                         Oppenheimer Wolff & Donnelly LLP
                         101 Park Center Plaza, Suite 300
                         San Jose, California  95113-2237

                     --------------------------------------

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

                             DEREGISTRATION OF SECURITIES

     Aetrium Incorporated ("Aetrium" or the "Registrant") registered the resale of up to 930,000 shares (the "Offered Shares") of the common stock, par value $.001 per share (the "Common Stock"), of Aetrium on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-49577 (including all amendments and supplements thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on April 7, 1998, as amended on April 28, 1998 and supplemented on September 18, 1998. The SEC declared the Registration Statement effective on April 30, 1998. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Aetrium hereby amends the Registration Statement to deregister the remaining Offered Shares that were not sold under the Registration Statement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul and State of Minnesota, on May 18, 1999.

                                   AETRIUM INCORPORATED


                                   By: /s/ Joseph C. Levesque
                                       ----------------------
                                       Joseph C. Levesque
                                       Chief Executive Officer and President
                                       (principal executive officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on May 18, 1999 by the following persons in the capacities indicated.



/s/ Joseph C. Levesque         Chief Executive Officer, President and
----------------------------   Chairman of the Board
Joseph C. Levesque


/s/ Darnell L. Boehm           Chief Financial Officer, Secretary and Director
----------------------------   (principal financial and accounting officer)
Darnell L. Boehm


/s/ Terrence W. Glarner        Director
----------------------------
Terrence W. Glarner


/s/ Andrew J. Greenshields     Director
----------------------------
Andrew J. Greenshields


/s/ Douglas L. Hemer           Director
----------------------------
Douglas L. Hemer


/s/ Terrance J. Nagel          Director
----------------------------
Terrance J. Nagel


                                      2